Exhibit 99.1

Leap Investor & Media Relations Amy Wakeham 858-882-9876 awakeham@leapwireless.com Sard Verbinnen & Co. Jim Barron 212-687-8080 John Christiansen 415-618-8750

Leap and Pentwater Reach Agreement to Settle Proxy Contest

SAN DIEGO – July 27, 2011 – Leap Wireless International, Inc. (NASDAQ: LEAP), a leading provider of innovative, value-driven wireless communications services, and Pentwater Capital Management LP and certain of its affiliates today announced an agreement to settle their proxy contest related to Leap’s 2011 Annual Meeting of Stockholders. Under the agreement, Pentwater will withdraw its slate of three nominees to Leap’s board of directors and vote its Leap shares in favor of the Company’s nominees. Immediately following the Annual Meeting, the Leap board of directors will appoint Richard R. Roscitt and Robert E. Switz to serve as directors. Mr. Roscitt will serve on the Company’s Compensation and Nominating and Corporate Governance Committees.

“Over the past year, Leap has driven dramatic improvements in operating performance and is pursuing additional initiatives to continue its momentum,” said Doug Hutcheson, Leap’s President and CEO. “This agreement provides a constructive solution that allows us to maintain our focus on continuing to strengthen and build the company to create value for our stockholders.”

In connection with the settlement, Leap nominee Paula Kruger informed the Company that she will not stand for election at the Annual Meeting. Leap’s Board of Directors currently consists of eight members, and therefore, following the appointment of Messrs. Roscitt and Switz, Leap’s Board of Directors will be expanded to nine members. The Leap Annual Meeting will be held as planned on July 28, 2011.

Morgan Stanley & Co. LLC served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to the Company, and Nelson Mullins served as legal advisor to Pentwater.

About Leap

Leap provides innovative, high-value wireless services to a young and ethnically diverse customer base. With the value of unlimited wireless services as the foundation of its business, Leap pioneered its Cricket® service. The Company and its joint ventures operate in 35 states and hold licenses in 35 of the top 50 U.S. markets. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited voice, text, data and mobile Web services. Headquartered in San Diego, Calif., Leap is traded on the NASDAQ Global Select Market under the ticker symbol “LEAP.” For more information, please visit www.leapwireless.com.

Leap and Pentwater Reach Agreement to Settle Proxy Contest

Leap is a registered service mark of Leap Wireless International, Inc. Cricket is a registered trademark of Cricket Communications, Inc.

Important Information

In connection with the solicitation of proxies, Leap Wireless International, Inc., or Leap, has filed with the Securities and Exchange Commission, or the SEC, a definitive proxy statement and other relevant documents concerning the proposals to be presented at Leap’s 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting. The proxy statement contains important information about Leap and the 2011 Annual Meeting. In connection with the 2011 Annual Meeting, Leap has mailed the definitive proxy statement to stockholders. In addition, Leap files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Leap with the SEC.